Exhibit 10.2

AMENDMENT TO 2004 STOCK INCENTIVE PLAN

WHEREAS, the Corporation has implemented the 2004 Stock Incentive Plan (the “Plan”) as a comprehensive equity incentive plan for officers, employees, board members and consultants in the employ of the Corporation or its subsidiaries.

WHEREAS, the Board of Directors (the “Board”‘) has reserved the right to amend the Plan from time to time, subject to the express limitations of the Plan.

WHEREAS, the Board deems it advisable at this time to amend the equity adjustment provisions of the Plan and the awards currently outstanding thereunder to require that equitable adjustments be made to the outstanding awards under the Plan in the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding common stock as a class without the Corporation’s receipt of consideration so as to avoid any additional compensation expense under FAS 123R in connection with the actual adjustments made to those awards in the event of such an equity restructuring.

NOW, THEREFORE, BE IT RESOLVED, that the Plan amendment, in substantially the form attached hereto as Exhibit A to these resolutions (the “Plan Amendment”), be, and such Plan Amendment hereby is, adopted and approved in its entirety.

FURTHER RESOLVED, that all awards currently outstanding under the Plan be, and such awards are, hereby amended to require that equitable adjustments be made to such awards in the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding common stock as a class without the Corporation’s receipt of consideration.

FINALLY RESOLVED, that each officer of the Corporation be, and each such officer hereby is, authorized and directed, for and on behalf of the Corporation, to take all action and to prepare, execute and deliver all such documents which such officer deems necessary or appropriate in order to carry out the intent of the foregoing resolutions, including (without limitation) the execution and delivery (as required) of the Plan Amendment in such final form as such officer deems advisable to further the purpose and intent of these resolutions.

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EXHIBIT A

PLAN AMENDMENT

SANGAMO BIOSCIENCES, INC.

2004 STOCK INCENTIVE PLAN

PLAN AMENDMENT

The Sangamo Biosciences, Inc. 2004 Stock Incentive Plan (the “Plan”) is hereby amended in the following respects:

1.	Section V.E. of Article One of the Plan is hereby deleted in its entirety and replaced with the following new Section V.E., effective immediately, and such amended Section V.E. shall be effective for each stock option, stock appreciation right, restricted stock awards, restricted stock units or other share right awards now or hereafter outstanding under the Plan:

If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option or stock appreciation right under the Plan, (v) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the issue price (if any) payable per share and (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options, stock appreciation rights or other stock-based awards are to be effected in such a manner the Plan Administrator deems appropriate to preclude the enlargement or dilution of rights and benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

2.	Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

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IN WITNESS WHEREOF, SANGAMO BIOSCIENCES, INC. has caused this Plan Amendment to be executed on its behalf by its duly-authorized officers on this 11th day of March 2008.

SANGAMO BIOSCIENCES, INC.

By:	/s/ Greg Zante

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